UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA MARINE FOOD GROUP LIMITED
(Exact Name of Registrant as Specified in its Charter)

NEVADA	2092	87-0640467
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Da Bao Industrial Zone, Shishi City
Fujian, China
362700
86-595-8898-7588
(Address and Telephone Number of Principal Executive Offices)

Steven W. Schuster, Esq.
McLaughlin & Stern, LLP
260 Madison Avenue, 18th Floor
New York, NY 10016
(212) 448-1100

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer (Do not check if smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(3)	Proposed Maximum Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (4)
Common Stock, par value $0.001				N/A
Preferred Stock, par value $0.001				N/A
Depository Shares(5)				N/A
Warrants				N/A
Rights				N/A
Units				N/A
Total			$40,000,000	$2,232

(1)
There are being registered hereunder such indeterminate (i) number of shares of common stock and preferred stock, (ii) number of depository shares to purchase preferred stock, (iii) number of warrants to purchase common stock, preferred stock or other securities registered hereunder, (iv) number of rights to purchase common stock or preferred stock and (v) number of units as shall have an aggregate initial offering price not to exceed $40,000,000.    Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The securities registered also include such indeterminate numbers of shares of common stock, preferred stock and depository shares as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of any such securities.  The securities registered also include, pursuant to Rule 416 under the Securities Act, such additional number of shares of common stock that may become issuable as a result of any stock split, stock dividends or similar event.

(2)
The proposed maximum initial offering price per security or unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)
The amount to be registered, proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price are not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	With respect to securities to be offered for sale by the Registrant in the primary offering, the registration fee is calculated in accordance with Rule 457(o) of the Securities Act of 1933.
(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Dated September 14, 2009

$40,000,000

CHINA MARINE FOOD GROUP LIMITED

COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
DEPOSITORY RECEIPTS
UNITS

We may offer common stock, preferred stock, depository shares, warrants and/or rights, either individually or in units, from time to time in one or more offerings in amounts, at prices and on terms to be determined in light of market conditions at the time of sale.  We may also offer (i) common stock or preferred stock upon conversion of preferred stock or (ii) common stock, preferred stock or depository shares upon the exercise of warrants or rights.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering.  The supplement may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and any supplement before you invest.

We may offer and sell these securities, from time to time, to or through one or more underwriters, dealer and agents, or directly to purchasers on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering.

Our common stock is listed on the NYSE Amex LLC and traded under the symbol “CMFO.”  On September 11, 2009, the last reported sale price for our common stock was $5.24 per share. Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

An investment in our securities involves a high degree of risk.  You should carefully consider the “Risk Factors” that are incorporated by reference in this prospectus from our most recent annual report on Form 10-K and our other filings made with the Securities and Exchange Commission or that may be contained in any supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is____________________, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, from time to time, we may sell securities in one or more offerings. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's web site or at the SEC's offices described below under the heading "Where You Can Find More Information."

Except as otherwise indicated by the context, references in this prospectus to:

 “China Marine,” “Company,” “we,” “us” or “our” are references to the combined business of China Marine and its direct and indirect subsidiaries
“Ocean Technology” means Ocean Technology (China) Company Limited (formerly Nice Enterprise Trading H.K. Co., Limited)
“Rixiang” means Shishi Rixiang Marine Foods Co., Ltd.
“Mingxiang” means Shishi Huabao Mingxiang Foods Co., Ltd.
“Jixiang” means Shishi Huabao Jixiang Water Products Co., Ltd.
“U.S. Dollar,” “$” and “US$” means the legal currency of the United States of America.
“RMB” means Renminbi, the legal currency of China.
“China” or the “PRC” are references to the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C. (100 F Street NE, Room 1580, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC's public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330 or on the SEC website located at http://www.sec.gov.

Information about us is also available at our website at http://www.china-marine.cn. However, information contained on our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus (other than any portion of such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our annual report on Form 10-K for the year ended December 31, 2008; our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	our current reports on Form 8-K filed on January 5, 2009, February 3, 2009, March 3, 2009 and August 17, 2009; and

•
the description of our common stock, $0.001 par value per share, contained in the Section entitled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A filed with the SEC on July 28, 2009 including any amendment or report filed for the purpose of updating such descriptions.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to:

Marco Hon Wai, Ku (Chief Financial Officer)
China Marine Food Group Limited
Suite 815, 8th Floor, Ocean Centre, Harbour City
S. Canton Road, Tsimshatsui, Kowloon, HONG KONG
Telephone: 852-2111-8696

Statements contained in this prospectus and the documents incorporated by reference herein referring to the contents of any contract or other document are not necessarily complete.  Where such contract or other document is listed as an exhibit to the Registration Statement on Form S-3, of which this prospectus forms a part, or any document incorporated by reference therein, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements under "Company Overview," "Risk Factors" and elsewhere in this prospectus may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and our business sector in general. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words "expect," "intend," "plan," "believe," "project," "estimate," "may," "should," "anticipate," "will" and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to, those factors set forth in our most recent Annual Report on Form 10-K under the captions "Risk Factors," "Business," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Quantitative and Qualitative Disclosures About Market Risk," and those set forth in our most recent Quarterly Report on Form 10-Q under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we project. Any forward-looking statements you read in this prospectus reflect our views as of the date of this prospectus with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. Before making an investment decision, you should specifically consider all of the factors identified in this prospectus that could cause actual results to differ.

COMPANY OVERVIEW

Through our direct, wholly owned subsidiary, Ocean Technology (China) Company Limited (formerly Nice Enterprise Trading H.K. Co., Limited), and its subsidiaries – Shishi Rixiang Marine Foods Co., Ltd., Shishi Huabao Jixiang Water Products Co., Ltd. and Shishi Huabao Mingxiang Foods Co., Ltd., we engage in the business of processing, distribution and sale of processed seafood based snack foods, as well as the sale of fresh and frozen marine catch. Our objective is to establish ourselves as a leading producer of processed seafood products in the PRC and overseas markets.

Our dried and flavored seafood based snack foods are predominantly sold under our registered trademark, the “Mingxiang” brand. These products are sold in seven provinces in the PRC, including Fujian, Guangdong, Jiangsu, Shandong, Zhejiang and Sichuan and in turn sub-distributed to 2,200 retail points in the PRC (including major supermarkets and retailers such as Wal-Mart and Carrefour) throughout these provinces. Our frozen processed seafood products are sold to both domestic and overseas customers. Founded in 1994, China Marine has grown steadily and positioned its "Mingxiang" brand as a category leader. We have received "Famous Brand" and "Green Food" awards. Our marine catch is sold to customers in Liaoning, Fujian and Shandong Provinces, some of whom directly export the marine catch to South Korea and Taiwan.

Our business premises, including our production plant, cold storage facility, office tower and staff dormitory, are located close to Xiangzhi Port, the largest fishing port in Fujian Province, which is one of the largest coastal provinces in the PRC and a vital navigation hub between the East China Sea and the South China Sea.

Our principal executive offices are located at Da Bao Industrial Zone, Shishi City, Fujian, China, 362700, and our telephone number at that location is 86-595-8898-7588.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including, but not limited to, our most recent annual report on Form 10-K and most recent report on Form 10-Q, and the applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and in the applicable prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation By Reference” on pages 3 and 4 of this prospectus.  See also “Note On Forward-Looking Statements” on page 5 of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from any sale of our securities under this prospectus. Except as described in any prospectus supplement, we currently anticipate that the net proceeds from any sale of our securities under this prospectus will be used for general corporate purposes, including but not limited to working capital and capital expenditures. We may also use the net proceeds to fund acquisitions of businesses. Pending application of the net proceeds, we may initially invest the net proceeds or apply them to reduce short-term indebtedness. If we intend to use the net proceeds of any offering to repay outstanding debt, we will provide details about the debt we intend to repay in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

As of September 11, 2009, we had 23,026,301 shares of common stock outstanding.  Our authorized capital stock consists of 100,000,000 common shares, $0.001 par value per share and 1,000,000 preferred shares, par value $0.001 per share. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by our board of directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to out stockholders.

Our board of directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Amended Articles of Incorporation, on such terms and conditions and for such consideration as our board may deem appropriate without further stockholder action.

VOTING RIGHTS

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our board of directors.

DIVIDEND POLICY

Pursuant to a Stock Purchase Agreement with Halter Financial Investments, L.P. dated September 13, 2007, we paid a special cash dividend in the aggregate amount of $392,028, or $0.364 per share, to holders of our common stock outstanding as of September 12, 2007.

Other than the cash dividend describe above, we have never paid or declared dividends. However, holders of our common stock are entitled to dividends if declared by the board of directors out of funds legally available. We do not, however, anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the board of directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

PREFERRED STOCK

We are authorized to issue up to 1,000,000 shares of $0.001 par value preferred stock. We have no shares of preferred stock outstanding. Under our Amended Articles of Incorporation, our board of directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the board of directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

WARRANTS

We have granted a group of accredited investors three-year warrants to purchase up to 1,239,888 shares of our common stock exercisable at any time at a price equal to $4.1782 per share.  To date, warrants to purchase 118,233 shares of common stock have been exercised.

We issued warrants to Sterne Agee & Leach, Inc.’s designee, for the purchase of up to an aggregate of 557,950 shares of our common stock, which warrants are for a term of three years from issuance and have an exercise price of $4.1782 per share or on a cashless exercise basis.

Our consultants also received three-year warrants to purchase up to an aggregate of 371,966 shares of our common stock, which may be exercised at any time at a price equal to $4.1782 per share.

The exercise price of the foregoing warrants was determined based on the offering price of our common stock sold in the private placement transaction completed on November 17, 2007.

LISTING

Our common stock is listed on the NYSE Amex LLC and traded under the symbol “CMFO.”

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the common stock is Interwest Transfer Company, Inc. Their mailing address is 1981 East 4800 South, Suite 100, Salt Lake City, Utah, 84117. Their phone number is (801) 272-9294.

DESCRIPTION OF DEPOSITARY SHARES

The descriptions below and in any prospectus supplement of certain provisions of the deposit agreement and depositary receipts summarize the material terms of these documents. Because these summaries are not complete, you should refer to the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock.

General

We may, at our option, elect to have shares or fractional shares of preferred stock be represented by depositary shares. We will deposit the shares of any series of preferred stock underlying the depositary shares under a separate deposit agreement (which we refer to as a "deposit agreement") between us and a bank or trust company selected by us (which we refer to as the "preferred stock depositary"). We will include the name and address of the preferred stock depositary for any depositary shares in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Each depositary share will represent the applicable interest in a number of shares of a particular series of preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the number of whole shares or fractional shares of preferred stock underlying the holder’s depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder the number of whole shares of preferred stock to be withdrawn, together with a new depositary receipt evidencing the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions on the preferred stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders.

If we distribute property other than cash with respect to the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution. In this event, the preferred stock depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Conversion and Exchange

We will describe any terms relating to the conversion or exchange of any series of preferred stock underlying the depositary shares in the applicable prospectus supplement. If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Share

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary as a result of the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares or fractional shares of preferred stock underlying that depositary share. Whenever we redeem preferred stock from the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption. Any funds deposited by us with the preferred stock depositary for any depositary shares which the holders fail to redeem shall be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares or fractional shares of preferred stock underlying that holder's depositary shares. The preferred stock depositary will endeavor, as far as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

        Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made or any rights, preferences or privileges are offered with respect to the preferred stock;

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice;

•
the preferred stock depositary receives notice of the mandatory conversion of or any election on our part to call any preferred stock for redemption, the preferred stock depositary shall in each case fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts;

•	who shall be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of their sale;

•	who shall be entitled to give instructions for the exercise of voting rights at any meeting; or

•	who shall be entitled to receive notice of the meeting or of the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

        We and the preferred stock depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, unless the applicable prospectus supplement states otherwise, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

Charges of Preferred Stock Depository

        Except for taxes, transfer taxes, governmental charges and any other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock, we will pay all charges of the preferred stock depositary including charges in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary receipts;

•	the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote;

•	withdrawals of the preferred stock by the holders of depositary receipts; and

•	redemption or conversion of the preferred stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

the offering price and aggregate number of warrants offered;

the currency for which the warrants may be purchased;

if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

if applicable, the date on and after which the warrants and the related securities will be separately transferable;

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

the terms of any rights to redeem or call the warrants;

any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

the dates on which the right to exercise the warrants will commence and expire;

the manner in which the warrant agreements and warrants may be modified;

federal income tax consequences of holding or exercising the warrants;

the terms of the securities issuable upon exercise of the warrants; and

any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

The warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus and the related rights agreements. While the terms summarized below will apply generally to any rights that we may offer under this prospectus, we will describe the particular terms of any series of rights that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any rights offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific rights agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue rights to purchase common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

We will describe in the applicable prospectus supplement the terms of the series of rights, including:

the date of determining the stockholders entitled to the rights distribution;

the number of rights issued or to be issued to each stockholder;

the exercise price payable for each share of common stock, preferred stock, debt securities or other securities upon the exercise of the rights;

the number and terms of the shares of common stock, preferred stock, debt securities or other securities which may be purchased per each right;

the extent to which the rights are transferable;

the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such amount of shares of common stock, preferred stock or other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock, preferred stock, debt securities or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Governing Law

The rights and rights agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and the related unit agreements. While the terms summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

any provisions of the governing unit agreement that differ from those described below; and

any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

The Company, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

how it handles securities payments and notices;

whether it imposes fees or charges;

how it would handle a request for the holders’ consent, if ever required;

whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

if we notify any applicable trustee that we wish to terminate that global security; or

if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

         We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

         We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

         We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

        Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Shares of our common stock are quoted on the NYSE Amex LLC. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

        Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

        Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by McLaughlin & Stern, LLP, New York.

EXPERTS

The financial statements of China Marine for each of the years in the two-year period ended December 31, 2008, have been incorporated by reference herein and in the registration statement.  Our financial statements for the year ended December 31, 2008 are incorporated by reference in reliance on the reports of ZYCPA Company Limited (formerly Zhong Yi (Hong Kong) C.P.A. Company Limited), independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.  Our financial statements for the year ended December 31, 2007 are incorporated by reference in reliance on the reports of Cordovano and Honeck, LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

CHINA MARINE FOOD GROUP LIMITED

ITEM II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Expense	Amount to be Paid
SEC Registration Fee	$2,232
Printing Fees/Expenses	$5,000
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$5,000
Blue Sky Fees & Expenses	$2,000
Transfer Agent and Registrar Fees	$5,000
Miscellaneous [1]	$75,000
TOTAL	$$114,232

1 Miscellaneous expenses included road show expenses and listing fees with the NYSE/AMEX.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us is in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

ITEM 16.    EXHIBITS.

Exhibit Number	Exhibit Description

1.1+	Form of Underwriting Agreement
4.1+	Form of Certificate of Designation of Preferred Stock
4.2+	Form of Common Stock Warrant Agreement and Warrant Certificate
4.3+	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.4+	Form of Rights Agreement and Rights Certificate
4.5+	Form of Unit Agreement
4.6+	Form of Deposit Agreement (including Form of Depositary Share Certificate) with respect to Depositary Share
5.1	Opinion of McLaughlin & Stern, LLP
23.1	Consent of McLaughlin & Stern, LLP (included in Exhibit 5.1)
23.2	Consent of ZYCPA Company Limited (formerly Zhong Yi (Hong Kong) C.P.A. Company Limited)
23.3	Consent of Cordovano and Honeck, LLP
24	Powers of Attorney (included on signature page)

+ To be filed by Amendment.

ITEM 17.    UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

    (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          c.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a), (b) and (c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          a.    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          b.    Each prospectus required to be filed pursuant to Rule 424(b)(2),(b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (5)         That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          a.    Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          b.    Any free writing prospectus relating to the offering prepared by or on behalf o an undersigned Registrant or used or referred to by an undersigned Registrant;

          c.    The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

          d.    Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

    (6)        That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of and employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (8)        That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance up on Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shishi, Fujian, China, on the 14th day of September, 2009.

CHINA MARINE FOOD GROUP LIMITED

By:	/s/Pengfei Liu
Pengfei Liu
Chief Executive Officer and Secretary

By:	/s/Marco Hon Wai Ku
Marco Hon Wai Ku
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Pengfei Liu and Marco Hon Wai Ku, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
SIGNATURE	TITLE	DATE

/s/Pengfei Liu	Chief Executive Officer, Secretary & Director	September 14, 2009
Pengfei Liu

/s/Marco Hon Wai Ku	Chief Financial Officer	September 14, 2009
Marco Hon Wai Ku

/s/Weipeng Liu	Director	September 14, 2009
Weipeng Liu

/s/Xiaochuan Li	Director	September 14, 2009
Xiaochuan Li

/s/Changhu Xue	Director	September 14, 2009
Changhu Xue

/s/Honkau Wan	Director	September 14, 2009
Honkau Wan

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1+	Form of Underwriting Agreement
4.1+	Form of Certificate of Designation of Preferred Stock
4.2+	Form of Common Stock Warrant Agreement and Warrant Certificate
4.3+	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.4+	Form of Rights Agreement and Rights Certificate
4.5+	Form of Unit Agreement
4.6+	Form of Deposit Agreement (including Form of Depositary Share Certificate) with respect to Depositary Share
5.1	Opinion of McLaughlin & Stern, LLP
23.1	Consent of McLaughlin & Stern, LLP (included in Exhibit 5.1)
23.2	Consent of ZYCPA Company Limited (formerly Zhong Yi (Hong Kong) C.P.A. Company Limited)
23.3	Consent of Cordovano and Honeck, LLP
24	Powers of Attorney (included on signature page)

+ To be filed by Amendment.